Exhibit 5.1

August 17, 2016

VIA ELECTRONIC TRANSMISSION

MabVax Therapeutics Holdings, Inc.
11535 Sorrento Valley Road
Suite 400
San Diego, CA 92121

Re: Registration Statement on Form S-1 Filed Pursuant to Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to MabVax Therapeutics Holdings, Inc.., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of: (a) the Registration Statement on Form S-1 (File No. 333-211421) of the Company (as amended through the date hereof and including all exhibits thereto, the “Initial Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the proposed underwritten public offering (the “Offering”) of up to an aggregate of 1,793,139 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), which includes up to 1,793,139 shares of Common Stock issuable upon exercise of Class A Warrants, 1,793,139 shares of Common Stock issuable upon exercise of Class B Warrants, and up to 169,179 shares of Common Stock, 169,179 shares of Common Stock issuable upon exercise of Class A Warrants and 169,179 shares of Common Stock issuable upon exercise of Class B Warrants that may be sold by the Company upon exercise of the option to purchase additional shares granted to the underwriters of the Offering; and (b) a second Registration Statement on Form S-1 filed pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statement”). This opinion letter is rendered solely in connection with the 462(b) Registration Statement relating to the registration of the offering by the Company of up to an aggregate of 507,537 shares of Common Stock to be sold by the Company, upon exercise of the option to purchase additional shares granted to the underwriters of the Offering (the “Shares”). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”).

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the issuance and sale of the Shares has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law (based solely upon our review of a standard compilation thereof) as in effect as of the date hereof.  This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Sichenzia Ross Friedman Ference LLP